Exhibit 99.1

Triumph Bancorp Reports Third Quarter Net Income to Common Stockholders of $4.5 Million.

DALLAS – October 26, 2016 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the third quarter of 2016.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and Non-GAAP Financial Reconciliation” at the end of this document.

2016 Third Quarter Highlights

•

For the third quarter of 2016, net income was $4.8 million and net income available to common stockholders was $4.5 million, compared to net income of $4.6 million and net income available to common stockholders of $4.4 million for the quarter ended June 30, 2016.

•

Diluted earnings per share were $0.25 for the quarter ended September 30, 2016, compared to $0.25 for the quarter ended June 30, 2016.  Adjusted diluted earnings per share, which exclude acquisition-related costs, were $0.32 for the quarter ended September 30, 2016.

•

For the quarter ended September 30, 2016, our annualized return on average common equity and return on average assets were 6.51% and 0.84%, respectively, compared to an annualized return on average common equity and return on average assets of 6.64% and 1.07%, respectively, for the quarter ended June 30, 2016.  Our ratio of tangible common stockholders’ equity to tangible assets was 8.99% as of September 30, 2016.

•	Net interest margin (“NIM”) was 5.79% for the quarter ended September 30, 2016, compared to 6.53% for the quarter ended June 30, 2016.
•	Total loans held for investment increased $549.3 million or 38.9% to $1.960 billion at September 30, 2016.
•	Closed our previously announced acquisition of ColoEast Bankshares, Inc. (“ColoEast”) and its wholly owned bank subsidiary, Colorado East Bank & Trust, on August 1, 2016.
•	Completed a $50 million subordinated debt offering enhancing our regulatory capital position.

Balance Sheet

Average loans outstanding for the third quarter of 2016 were $1.724 billion, an increase of $437.7 million, or 34.0%, from the average balance for the quarter ended June 30, 2016.  Total loans held for investment were $1.960 billion at September 30, 2016, an increase of $549.3 million or 38.9% from $1.411 billion at June 30, 2016.  We acquired loans with an acquisition date fair value of $460.8 million in the ColoEast transaction.  Our commercial finance loan portfolio totaled $637.9 million as of September 30, 2016, an increase of $31.0 million or 5.1% in the third quarter.

The third quarter increase in our commercial finance loan portfolio was partially offset by a $23.6 million reduction in factored receivables outstanding during the period.  This reduction was due to a one-time acceleration of factored invoice collections upon our implementation of a new payment processing initiative.

Total deposits were $1.951 billion at September 30, 2016, an increase of $675.5 million or 53.0% for the third quarter of 2016.  Non-interest-bearing deposits accounted for 17% of total deposits and non-time deposits accounted for 53% of total deposits. The average cost of our total funds was 0.61% for the quarter ended September 30, 2016 compared to 0.68% for the quarter ended June 30, 2016, on an annualized basis.  We assumed $653.0 million of deposits in the ColoEast transaction.

Net Interest Income

We earned net interest income for the quarter ended September 30, 2016 of $30.4 million compared to $25.9 million for the quarter ended June 30, 2016.  Yields on loans for the quarter ended September 30, 2016 were down 108 bps from the prior quarter to 7.42% (down 71 bps from the prior quarter to 7.10% adjusted to exclude loan discount accretion). NIM adjusted to exclude loan discount accretion was 5.53% for the quarter ended September 30, 2016 compared to 5.98% for the quarter ended June 30, 2016.  Yields on loans and NIM for the quarter ended September 30, 2016 were impacted by the acquisition of ColoEast, which created a shift in our loan mix.  At September 30, 2016, 33% of our loans were comprised of our higher-yielding commercial finance products, compared to 43% at June 30, 2016.

Asset Quality

Non-performing assets increased 45 bps from June 30, 2016 to September 30, 2016 to 2.05% of total assets.  This increase included $7.4 million of nonaccrual loans and $3.1 million of OREO acquired in the ColoEast acquisition, which were recorded at their respective fair values on the acquisition date.  The remaining increase was primarily due to three loan relationships, including troubled debt restructurings during the quarter ended September 30, 2016.  These same loan relationships also contributed to the ratio of past due to total loans, which increased to 3.86% at September 30, 2016 from 2.80% at June 30, 2016.  In addition, our past due loans at September 30, 2016 included $19.2 million of delinquent loans acquired in the ColoEast acquisition.  We recorded net charge-offs of $1.68 million for the quarter ended September 30, 2016 compared to net charge-offs of $0.26 million for the quarter ended June 30, 2016.  The increase in net charge-offs was primarily due to a $1.4 million loan relationship charged-off during the third quarter of 2016.  We recorded a provision for loan losses of $2.8 million for the quarter ended September 30, 2016 compared to a provision of $1.9 million for the quarter ended June 30, 2016. From June 30, 2016 to September 30, 2016, our allowance for loan and lease losses (“ALLL”) increased from $13.8 million or 0.98% of total loans to $14.9 million or 0.76% of total loans. The ALLL ratio was impacted by the acquired ColoEast loan portfolio during the period which was recorded at fair value on the acquisition date and did not require an ALLL.

Non-interest Income and Expense

We earned non-interest income for the quarter ended September 30, 2016 of $6.1 million compared to $3.7 million for the quarter ended June 30, 2016.  Non-interest income for the prior quarter ended June 30, 2016 was reduced by a $1.2 million OREO write-down related to a bank facility previously transferred to OREO that is no longer being actively operated. Non-interest income for the quarter ended September 30, 2016 includes the operations of ColoEast subsequent to the August 1, 2016 acquisition date.

For the quarter ended September 30, 2016, non-interest expense totaled $25.8 million, compared to $20.3 million for the quarter ended June 30, 2016.  Non-interest expense for the quarter ended September 30, 2016 was increased by $1.6 million of acquisition costs associated with the ColoEast transaction.  Non-interest expense for the quarter ended September 30, 2016 includes the operations of ColoEast subsequent to the August 1, 2016 acquisition date.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:30 a.m. Central Time on Thursday, October 27, 2016. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 94147204.  A simultaneous audio-only webcast may be accessed via our website at www.triumphbancorp.com through the Investor Relations, Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/t6qdamxr. An archive of this conference call will subsequently be available at this same location on our website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our recently completed acquisition of ColoEast Bankshares, Inc.) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve non-performing assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; risks related to our asset management business; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the obligations associated with being a public company; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2016.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Financial Highlights (Dollars in thousands):
Total assets	$2,575,490	$1,783,395	$1,687,795	$1,691,313	$1,581,463
Loans held for investment	$1,959,855	$1,410,518	$1,245,840	$1,291,885	$1,185,301
Deposits	$1,950,677	$1,275,154	$1,260,393	$1,248,950	$1,200,036
Net income available to common stockholders	$4,506	$4,431	$4,812	$4,312	$5,732

Performance Ratios - Annualized:
Return on average assets	0.84%	1.07%	1.20%	1.10%	1.50%
Return on average total equity	6.63%	6.69%	7.39%	6.68%	8.96%
Return on average common equity (1)	6.51%	6.64%	7.37%	6.63%	9.00%
Return on average tangible common equity (1)	7.60%	7.37%	8.23%	7.45%	10.20%
Yield on loans	7.42%	8.50%	7.84%	8.17%	8.34%
Adjusted yield on loans (1)	7.10%	7.81%	7.47%	7.84%	7.96%
Cost of interest bearing deposits	0.68%	0.72%	0.74%	0.71%	0.69%
Cost of total deposits	0.57%	0.63%	0.64%	0.61%	0.59%
Cost of total funds	0.61%	0.68%	0.69%	0.66%	0.64%
Net interest margin	5.79%	6.53%	5.90%	6.20%	6.45%
Adjusted net interest margin (1)	5.53%	5.98%	5.61%	5.94%	6.14%
Net non-interest expense to average assets (1)(2)	3.15%	3.85%	3.61%	3.96%	4.04%
Efficiency ratio (1)(2)	66.20%	68.74%	73.09%	75.40%	73.85%

Asset Quality:(3)
Past due to total loans	3.86%	2.80%	3.61%	2.41%	2.14%
Non-performing loans to total loans	2.25%	1.56%	1.70%	1.03%	0.97%
Non-performing assets to total assets	2.05%	1.60%	1.72%	1.10%	1.12%
ALLL to non-performing loans	33.78%	62.60%	56.96%	94.10%	100.00%
ALLL to total loans	0.76%	0.98%	0.97%	0.97%	0.97%
Net charge-offs to average loans	0.10%	0.02%	0.00%	0.01%	0.01%

Capital:
Tier 1 capital to average assets(4)	12.04%	16.02%	16.24%	16.56%	16.87%
Tier 1 capital to risk-weighted assets(4)	11.96%	17.14%	18.79%	18.23%	19.34%
Common equity tier 1 capital to risk-weighted assets(4)	10.26%	15.19%	16.62%	16.23%	17.18%
Total capital to risk-weighted assets(4)	14.80%	18.01%	19.65%	19.11%	20.21%
Total equity to total assets	11.05%	15.69%	16.24%	15.85%	16.69%
Tangible common stockholders' equity to tangible assets	8.99%	13.88%	14.30%	13.85%	14.50%

Per Share Amounts:
Book value per share	$15.18	$14.91	$14.67	$14.34	$14.09
Tangible book value per share (1)	$12.55	$13.47	$13.18	$12.79	$12.48
Basic earnings per common share	$0.25	$0.25	$0.27	$0.24	$0.32
Diluted earnings per common share	$0.25	$0.25	$0.27	$0.24	$0.32
Adjusted diluted earnings per common share(1)(2)	$0.32	$0.25	$0.27	$0.19	$0.22
Shares outstanding end of period	18,106,978	18,107,493	18,015,423	18,018,200	18,040,072

Unaudited consolidated balance sheet as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
ASSETS
Total cash and cash equivalents	$104,725	$61,750	$123,715	$105,277	$115,783
Securities - available for sale	286,574	159,790	161,517	163,169	156,820
Securities - held to maturity	29,316	27,502	25,796	—	747
Loans held for sale	9,623	—	3,043	1,341	2,174
Loans held for investment	1,959,855	1,410,518	1,245,840	1,291,885	1,185,301
Allowance for loan and lease losses	(14,912)	(13,772)	(12,093)	(12,567)	(11,544)
Loans, net	1,944,943	1,396,746	1,233,747	1,279,318	1,173,757
FHLB and FRB stock	8,397	6,368	4,234	3,818	7,992
Premises and equipment, net	45,050	19,629	19,934	22,227	21,807
Other real estate owned ("OREO"), net	8,061	6,074	7,478	5,177	6,201
Goodwill and intangible assets, net	47,449	26,160	26,877	27,854	28,995
Bank-owned life insurance	36,347	29,786	29,658	29,535	29,406
Deferred tax asset, net	20,042	15,042	15,240	15,945	15,838
Other assets	34,963	34,548	36,556	37,652	21,943
Total assets	$2,575,490	$1,783,395	$1,687,795	$1,691,313	$1,581,463
LIABILITIES
Non-interest bearing deposits	$339,999	$170,834	$160,818	$168,264	$167,931
Interest bearing deposits	1,610,678	1,104,320	1,099,575	1,080,686	1,032,105
Total deposits	1,950,677	1,275,154	1,260,393	1,248,950	1,200,036
Customer repurchase agreements	15,329	13,635	9,641	9,317	15,584
Federal Home Loan Bank advances	230,000	180,500	110,000	130,000	61,000
Junior subordinated debentures	32,640	24,823	24,754	24,687	24,620
Subordinated notes	48,676	—	—	—	—
Other liabilities	13,647	9,520	8,893	10,321	16,304
Total liabilities	2,290,969	1,503,632	1,413,681	1,423,275	1,317,544
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	182	182	181	181	181
Additional paid-in-capital	196,306	195,711	194,687	194,297	193,465
Treasury stock, at cost	(751)	(741)	(597)	(560)	(184)
Retained earnings	77,846	73,340	68,909	64,097	59,785
Accumulated other comprehensive income	1,192	1,525	1,188	277	926
Total equity	284,521	279,763	274,114	268,038	263,919
Total liabilities and equity	$2,575,490	$1,783,395	$1,687,795	$1,691,313	$1,581,463

Unaudited consolidated statement of income for the three months ended:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Interest income:
Loans, including fees	$23,123	$18,547	$16,088	$15,524	$15,716
Factored receivables, including fees	9,021	8,639	7,822	8,952	8,829
Taxable securities	1,154	965	768	669	649
Tax exempt securities	80	6	7	14	17
Cash deposits	93	197	208	122	92
Total interest income	33,471	28,354	24,893	25,281	25,303
Interest expense:
Deposits	2,408	2,020	1,993	1,905	1,764
Junior subordinated debentures	382	312	302	288	283
Other borrowings	263	115	109	38	25
Total interest expense	3,053	2,447	2,404	2,231	2,072
Net interest income	30,418	25,907	22,489	23,050	23,231
Provision for loan losses	2,819	1,939	(511)	1,178	165
Net interest income after provision for loan losses	27,599	23,968	23,000	21,872	23,066
Non-interest income:
Service charges on deposits	984	695	659	744	710
Card income	767	577	546	559	574
Net OREO gains (losses) and valuation adjustments	63	(1,204)	(11)	(128)	(58)
Net gains (losses) on sale of securities	(68)	—	5	2	15
Net gains on sale of loans	—	4	12	234	363
Fee income	655	504	534	465	542
Bargain purchase gain	—	—	—	900	1,708
Asset management fees	1,553	1,605	1,629	1,670	1,744
Other	2,145	1,487	1,607	1,125	700
Total non-interest income	6,099	3,668	4,981	5,571	6,298
Non-interest expense:
Salaries and employee benefits	14,699	12,229	12,252	12,448	12,416
Occupancy, furniture and equipment	1,921	1,534	1,493	1,546	1,575
FDIC insurance and other regulatory assessments	143	281	224	300	252
Professional fees	1,874	1,101	1,073	906	1,344
Amortization of intangible assets	958	717	977	1,141	1,179
Advertising and promotion	779	628	519	374	618
Communications and technology	1,966	1,263	1,432	1,596	951
Other	3,452	2,578	2,108	2,591	2,210
Total non-interest expense	25,792	20,331	20,078	20,902	20,545
Net income before income tax	7,906	7,305	7,903	6,541	8,819
Income tax expense	3,099	2,679	2,897	2,032	2,891
Net income	$4,807	$4,626	$5,006	$4,509	$5,928
Dividends on preferred stock	(301)	(195)	(194)	(197)	(196)
Net income available to common stockholders	$4,506	$4,431	$4,812	$4,312	$5,732

Loans held for investment summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Commercial real estate	$420,742	$298,991	$293,485	$291,819	$247,175
Construction, land development, land	101,169	36,498	41,622	43,876	52,446
1-4 family residential properties	108,721	74,121	76,973	78,244	77,043
Farmland	139,109	35,795	33,250	33,573	25,784
Commercial	777,806	574,508	509,433	495,356	468,055
Factored receivables	213,955	237,520	199,532	215,088	201,803
Consumer	25,602	17,339	13,530	13,050	10,632
Mortgage warehouse	172,751	135,746	78,015	120,879	102,363
Total loans	$1,959,855	$1,410,518	$1,245,840	$1,291,885	$1,185,301

A portion of our total loan portfolio consists of commercial finance products offered under our commercial finance brands on a nationwide basis, as further summarized below:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Equipment	$181,987	$167,000	$159,755	$148,951	$143,483
Asset based lending (General)	129,501	114,632	85,739	75,134	85,641
Asset based lending (Healthcare)	84,900	81,664	79,580	80,200	66,832
Premium finance	27,573	6,117	3,506	1,612	—
Factored receivables	213,955	237,520	199,532	215,088	201,803
Commercial finance	$637,916	$606,933	$528,112	$520,985	$497,759

Total loans held for investment	$1,959,855	$1,410,518	$1,245,840	$1,291,885	$1,185,301
Commercial finance as a % of total	33%	43%	42%	40%	42%
Community banking as a % of total	67%	57%	58%	60%	58%

Deposits summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015
Non-interest bearing demand	$339,999	$170,834	$160,818	$168,264	$167,931
Interest bearing demand	311,351	235,877	227,002	238,833	206,603
Individual retirement accounts	103,007	64,204	63,265	60,971	58,619
Money market	209,572	120,929	111,578	112,214	117,888
Savings	171,665	77,625	77,969	74,759	72,244
Certificates of deposit	765,093	555,710	569,820	543,909	526,732
Brokered deposits	49,990	49,975	49,941	50,000	50,019
Total deposits	$1,950,677	$1,275,154	$1,260,393	$1,248,950	$1,200,036

Net interest margin summarized for the three months ended:

	September 30, 2016			June 30, 2016
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$73,022	$93	0.51%	$120,088	$197	0.66%
Taxable securities	253,690	1,138	1.78%	184,010	952	2.08%
Tax exempt securities	28,239	80	1.13%	1,063	6	2.27%
FHLB stock	9,627	16	0.66%	4,748	13	1.10%
Loans	1,723,896	32,144	7.42%	1,286,159	27,186	8.50%
Total interest earning assets	$2,088,474	$33,471	6.38%	$1,596,068	$28,354	7.15%
Non-interest earning assets:
Other assets	193,805			146,874
Total assets	$2,282,279			$1,742,942
Interest bearing liabilities:
Deposits:
Interest bearing demand	$280,689	$71	0.10%	$242,862	$59	0.10%
Individual retirement accounts	87,723	253	1.15%	64,075	197	1.24%
Money market	182,124	96	0.21%	122,670	69	0.23%
Savings	140,338	23	0.07%	78,795	10	0.05%
Certificates of deposit	670,372	1,839	1.09%	565,600	1,560	1.11%
Brokered deposits	49,964	126	1.00%	49,950	125	1.01%
Total deposits	1,411,210	2,408	0.68%	1,123,952	2,020	0.72%
Junior subordinated debentures	29,977	382	5.07%	24,788	312	5.06%
Other borrowings	257,358	263	0.41%	139,601	115	0.33%
Total interest bearing liabilities	$1,698,545	$3,053	0.72%	$1,288,341	$2,447	0.76%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	283,128			166,863
Other liabilities	11,986			9,770
Total equity	288,620			277,968
Total liabilities and equity	$2,282,279			$1,742,942
Net interest income		$30,418			$25,907
Interest spread			5.66%			6.39%
Net interest margin			5.79%			6.53%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share amounts)	2016	2016	2016	2015	2015
Net income available to common stockholders	$4,506	$4,431	$4,812	$4,312	$5,732
Bargain purchase gain, non-taxable	—	—	—	(900)	(1,708)
Acquisition related costs	1,618	—	—	—	—
Tax effect of acquisition related costs	(251)	—	—	—	—
Adjusted net income available to common stockholders	$5,873	$4,431	$4,812	$3,412	$4,024
Dilutive effect of convertible preferred stock	197	—	—	—	—
Adjusted net income available to common stockholders - diluted	$6,070	$4,431	$4,812	$3,412	$4,024

Weighted average shares outstanding - diluted	18,101,676	18,042,585	17,981,276	17,916,251	18,587,821
Adjusted effects of assumed Preferred Stock conversion	676,351	—	—	—	(676,351)
Adjusted weighted average shares outstanding - diluted	18,778,027	18,042,585	17,981,276	17,916,251	17,911,470
Adjusted diluted earnings per common share	$0.32	$0.25	$0.27	$0.19	$0.22

Net income available to common stockholders	$4,506	$4,431	$4,812	$4,312	$5,732
Average tangible common equity	235,938	241,666	235,192	229,636	222,884
Return on average tangible common equity	7.60%	7.37%	8.23%	7.45%	10.20%

Efficiency ratio:
Net interest income	$30,418	$25,907	$22,489	$23,050	$23,231
Non-interest income	6,099	3,668	4,981	5,571	6,298
Operating revenue	36,517	29,575	27,470	28,621	29,529
Bargain purchase gain	—	—	—	(900)	(1,708)
Adjusted operating revenue	$36,517	$29,575	$27,470	$27,721	$27,821
Non-interest expenses	$25,792	$20,331	$20,078	$20,902	$20,545
Acquisition related costs	(1,618)	—	—	—	—
Adjusted non-interest expenses	$24,174	$20,331	$20,078	$20,902	$20,545
Efficiency ratio	66.20%	68.74%	73.09%	75.40%	73.85%

Net non-interest expense to average assets ratio:
Non-interest expenses	$25,792	$20,331	$20,078	$20,902	$20,545
Acquisition related costs	(1,618)	—	—	—	—
Adjusted non-interest expenses	$24,174	$20,331	$20,078	$20,902	$20,545
Total non-interest income	$6,099	$3,668	$4,981	$5,571	$6,298
Bargain purchase gain	—	—	—	(900)	(1,708)
Adjusted non-interest income	$6,099	$3,668	$4,981	$4,671	$4,590
Adjusted net non-interest expenses	$18,075	$16,663	$15,097	$16,231	$15,955
Average total assets	$2,282,279	$1,742,942	$1,682,640	$1,624,891	$1,565,698
Net non-interest expense to average assets ratio	3.15%	3.85%	3.61%	3.96%	4.04%

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share amounts)	2016	2016	2016	2015	2015
Reported yield on loans	7.42%	8.50%	7.84%	8.17%	8.34%
Effect of accretion income on acquired loans	(0.32%)	(0.69%)	(0.37%)	(0.33%)	(0.38%)
Adjusted yield on loans	7.10%	7.81%	7.47%	7.84%	7.96%

Reported net interest margin	5.79%	6.53%	5.90%	6.20%	6.45%
Effect of accretion income on acquired loans	(0.26%)	(0.55%)	(0.29%)	(0.26%)	(0.31%)
Adjusted net interest margin	5.53%	5.98%	5.61%	5.94%	6.14%

Total stockholders' equity	$284,521	$279,763	$274,114	$268,038	$263,919
Preferred stock liquidation preference	(9,746)	(9,746)	(9,746)	(9,746)	(9,746)
Total common stockholders' equity	274,775	270,017	264,368	258,292	254,173
Goodwill and other intangibles	(47,449)	(26,160)	(26,877)	(27,854)	(28,995)
Tangible common stockholders' equity	$227,326	$243,857	$237,491	$230,438	$225,178
Common shares outstanding	18,106,978	18,107,493	18,015,423	18,018,200	18,040,072
Tangible book value per share	$12.55	$13.47	$13.18	$12.79	$12.48

Total assets at end of period	$2,575,490	$1,783,395	$1,687,795	$1,691,313	$1,581,463
Goodwill and other intangibles	(47,449)	(26,160)	(26,877)	(27,854)	(28,995)
Adjusted total assets at period end	$2,528,041	$1,757,235	$1,660,918	$1,663,459	$1,552,468
Tangible common stockholders' equity ratio	8.99%	13.88%	14.30%	13.85%	14.50%
1)

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by the Company include the following:

•	"Common stockholders' equity" is defined as total stockholders' equity at end of period less the liquidation preference value of the preferred stock.
•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans roll off of our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

2)	Adjusted to exclude material gains and expenses related to merger and acquisition-related activities, net of tax where applicable.
3)	Asset quality ratios exclude loans held for sale.
4)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com

214-365-6936

Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@triumphllc.com

214-365-6930